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                                                                   EXHIBIT 32.02

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

      In connection with the Interwoven, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John E. Calonico, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      1) this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) that information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of operations of Interwoven, Inc. for the quarter covered by the Report.

      Dated: November 8, 2004          /s/ JOHN E. CALONICO, JR.
                                       -------------------------
                                       John E. Calonico, Jr.
                                       Senior Vice President and Chief Financial
                                       Officer

      A signed original of this written statement required by Section 906 has been provided to Interwoven, Inc. and will be retained by Interwoven, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.